Exhibit 99.1

For Immediate Release	Contact:	Gabrielle Shanin
April 13, 2007		(973) 802-7779

PRUDENTIAL FINANCIAL, INC.

ANNOUNCES REDEMPTION

OF ITS FLOATING RATE CONVERTIBLE SENIOR NOTES

DUE NOVEMBER 15, 2035

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today announced that it has called for redemption on May 21, 2007 (the “Redemption Date”) the entire outstanding $2,000,000,000 principal amount of its Floating Rate Convertible Senior Notes due November 15, 2035, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to but not including the Redemption Date.

The notes may be converted at any time prior to the close of business (Eastern Daylight Time) on May 17, 2007. Holders who wish to convert their notes must satisfy the requirements set forth in the notes and the indenture governing the notes. Prudential Financial will settle each $1,000 principal amount of notes surrendered for conversion by delivering cash and shares of Prudential Financial Common Stock, if any, equal to the sum of the daily settlement amounts for each of the ten trading days during the related observation period. The daily settlement amount for each of the ten trading days of the observation period will consist of: (1) an amount in cash equal to the lesser of $100 and the daily conversion value relating to such day, and (2) to the extent such daily conversion value exceeds $100, a number of shares of Common Stock equal to (A) the difference between such daily conversion value and $100 divided by (B) the Common Stock price for such day. Notes that are not converted prior to that time will be automatically redeemed on the Redemption Date.

Prudential Financial’s announcement that it has called the notes for redemption will have no effect on Prudential Financial’s obligation to repurchase the notes on May 15, 2007 at the option of the holders thereof, in accordance with the requirements set forth in the notes and in the indenture governing the notes. Interest due on the notes on May 15, 2007 will be payable in the usual manner.

This announcement is neither an offer to sell nor the solicitation of an offer to buy the notes or the shares of Common Stock issuable upon conversion of the notes and shall not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Certain of the statements included in this release may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2006 should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.